                                                                    EXHIBIT 23.1


                 CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS



We consent to the incorporation by reference in the following registration statements of Echo Bay Mines Ltd. and in the related prospectuses of our report dated January 25, 1999, with respect to the consolidated financial statements of Echo Bay Mines Ltd. included in this Annual Report (Form 10-K) for the year ended December 31, 1998:

1. Registration Statement on Form S-3 (No. 333-35857) pertaining to Echo Bay Mines Ltd. and Echo Bay Resources, Inc.

2. Registration Statement on Form S-8 (No. 2-84687) pertaining to the Employee Share Incentive Plan of Echo Bay Mines Ltd.

3. Registration Statement on Form S-8 (No. 33-91696) pertaining to the Director Equity Plan and amending the Employee Share Incentive Plan of Echo Bay Mines Ltd.

4. Registration on Form S-8 (No. 333-31835) pertaining to the Employee Share Incentive Plan and Restricted Share Grant Plan of Echo Bay Mines Ltd.



Edmonton, Canada                                /s/ Ernst & Young LLP
February 22, 1999                               Chartered Accountants


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